Exhibit 99.1

500 Laurel Street Baton Rouge, Louisiana 70801 P: 225-248-7600 F: 225-248-7650

FOR IMMEDIATE RELEASE	Misty Albrecht
July 21, 2020	b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

Business First Bancshares, Inc. Announces the Appointment of a New Board Member

Baton Rouge, La. – b1BANK President and CEO Jude Melville announced today the addition of Keith Tillage to the board of directors of b1BANK and its parent company Business First Bancshares, Inc (NASDAQ: BFST).

Tillage joins the board with over 20 years of experience in the commercial construction and construction management industries. As CEO of Tillage Construction, L.L.C., he has grown the company’s initial services to include construction and grant management across multiple states. In 2012, the company’s success resulted in Tillage’s appointment as one of 12 small business CEOs that consulted with President Obama on the Fiscal Cliff. Tillage Construction is one of the nation’s fastest growing, 100% minority owned construction companies, and has won several national awards and accolades including: Star Performer Award for their Dallas Love Field Modernization Project, Black Enterprise Small Business of the Year Finalist, Inc. 5000List designation, SBA Administrators Award for Excellence, and HUBZONE Small Business of the Year.

“Keith’s experience in commercial construction, knowledge of business development and dedication to community make him a significant addition to our board during this time of economic uncertainty,” said Melville. “Our board and I look forward to working with him as our organization continues to mature and develop.”

In addition to his experience in the commercial construction industry, Tillage has a background in system analytics and business consulting. His leadership abilities, dedication to his community and entrepreneurial spirit have earned him several awards including SBA Region 6 and Louisiana Minority Small Businessperson of the year.

“Community banks play an important role in small and minority business development and helping our local communities,” said Tillage. “I’m excited to be part of the b1BANK and Business First Bancshares boards and their continued efforts to support entrepreneurs during this unique time.”

Tillage has sat on the board of directors for Louisiana Minority Supply Diversity Council, YMCA, and the Baton Rouge Area Chamber. He is a former member of the US Black Chamber President’s Circle, and currently serves on the East Baton Rouge Parish Board of Appeals.

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500 Laurel Street Baton Rouge, Louisiana 70801 P: 225-248-7600 F: 225-248-7650

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK, formerly known as Business First Bank, operates 48 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Special Note Regarding Forward-Looking Statements

Statements in this press release may not be based on historical facts and may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “would,” “could” or “intend,” future or conditional verb tenses, and variations or negatives of such terms.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date of this press release, and neither Business First nor Pedestal undertake any obligation, and each specifically declines any obligation, to revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

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